Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the board of directors of Century Aluminum Company, a Delaware corporation, hereby severally constitutes and appoints Michael A. Bless, William J. Leatherberry and Jesse E. Gary and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead and in the capacities indicated below, with full powers to each of them to sign in his or her name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities issuable pursuant to the Century Aluminum of West Virginia, Inc./United Steelworkers of America Savings Plan.

This Power of Attorney may be executed in counterparts.

Name	Date
/s/ John P. O’Brien	March 21, 2011
John P. O’Brien
/s/ Jarl Berntzen	March 21, 2011
Jarl Berntzen
/s/ Robert E. Fishman, Ph.D.	March 21, 2011
Robert E. Fishman, Ph.D.
/s/ John C. Fontaine	March 21, 2011
John C. Fontaine
/s/ Daniel Goldberg	March 22, 2011
Daniel Goldberg
/s/ Peter Jones	March 21, 2011
Peter Jones
/s/ Catherine Z. Manning	March 21, 2011
Catherine Z. Manning
/s/ Andrew Michelmore	March 21, 2011
Andrew Michelmore
/s/ Willy R. Strothotte	March 22, 2011
Willy R. Strothotte
/s/ Jack E. Thompson	March 21, 2011
Jack E. Thompson